[MAPLES AND CALDER LETTERHEAD]



August 7, 1997



Panda Global Energy Company
Panda Global Holdings, Inc.
c/o Panda Energy International, Inc.
4100 Spring Valley Road, Suite 1001
Dallas, TX  75244

Ladies and Gentlemen:

We hereby consent to the references to our firm contained in the Prospectus constituting a part of the Registration Statement on Form S-1 under the United States Securities Act of 1993 of Panda Global Energy Company and Panda Global Holdings, Inc., under the captions:

(i)  "Enforcement of Civil Liabilities"; and

ii)  "Legal Matters".



Very truly yours,

MAPLES & CALDER




By:  /s/